As filed with the Securities and Exchange Commission on April 21, 2025

Registration No. 333-187860

Registration No. 333-194408

Registration No. 333-202582

Registration No. 333-209802

Registration No. 333-216396

Registration No. 333-223344

Registration No. 333-230071

Registration No. 333-233115

Registration No. 333-236610

Registration No. 333-253494

Registration No. 333-263131

Registration No. 333-270210

Registration No. 333-281516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-187860)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-194408)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-202582)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-209802)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-216396)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-223344)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-230071)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-233115)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-236610)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-253494)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-263131)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-270210)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-281516)

UNDER

THE SECURITIES ACT OF 1933

Chimerix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0903395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2505 Meridian Parkway, Suite 100

Durham, North Carolina

(919) 806-1074

(Address of principal executive offices)

2002 Equity Incentive Plan

2012 Equity Incentive Plan

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

Inducement Awards

Chimerix, Inc. 2024 Equity Incentive Plan

Non-Plan Inducement Stock Option Grants

(Full title of the plan(s))

Alan Campion

Chief Financial Officer

Chimerix, Inc.

2505 Meridian Parkway, Suite 100

Durham, North Carolina

(919) 806-1074

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Gordon

Victor Goldfeld

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of Chimerix, Inc., a Delaware corporation (“Chimerix”), on Form S-8 (collectively, the “Registration Statements”):

1.

Registration Statement No. 333-187860, registering (i) 2,207,385 shares of common stock, par value $0.001 per share, of Chimerix (“Common Stock”) issuable under the 2002 Equity Incentive Plan; (ii) 566,673 stock options issuable under the 2012 Equity Incentive Plan (the “2012 Plan”); (iii) 102,547 restricted stock units issuable under the 2012 Plan; (iv) 4,367,877 shares of Common Stock issuable under the 2013 Equity Incentive Plan (the “2013 Plan”); and (v) 704,225 shares of Common Stock issuable under the 2013 Employee Stock Purchase Plan (the “2013 ESPP”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 11, 2013;

2.

Registration Statement No. 333-194408, registering (i) 666,624 shares of Common Stock issuable under the 2013 Plan and (ii) 266,649 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 7, 2014;

3.

Registration Statement No. 333-202582, registering (i) 1,641,271 shares of Common Stock issuable under the 2013 Plan and (ii) 410,317 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 6, 2015;

4.

Registration Statement No. 333-209802, registering (i) 1,846,501 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on February 29, 2016;

5.

Registration Statement No. 333-216396, registering (i) 1,860,899 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 2, 2017;

6.

Registration Statement No. 333-223344, registering (i) 1,900,221 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 1, 2018;

7.

Registration Statement No. 333-230071, registering (i) 2,029,411 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 5, 2019;

8.	Registration Statement No. 333-233115, registering 1,750,000 shares of Common Stock issuable as Inducement Awards, which was filed with the Commission on August 8, 2019;

9.

Registration Statement No. 333-236610, registering (i) 2,463,600 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on February 25, 2020;

10.

Registration Statement No. 333-253494, registering (i) 2,512,641 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on February 25, 2021;

11.

Registration Statement No. 333-263131, registering (i) 3,475,370 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 1, 2022;

12.

Registration Statement No. 333-270210, registering (i) 3,522,165 shares of Common Stock issuable under the 2013 Plan and (ii) 422,535 shares of Common Stock issuable under the 2013 ESPP, which was filed with the Commission on March 2, 2023; and

13.

Registration Statement No. 333-281516, registering (i) 9,702,331 shares of Common Stock issuable under the 2024 Equity Incentive Plan (the “2024 Plan”), which is a successor to the 2013 Plan; (ii) 530,757 shares of Common Stock previously issuable under the 2013 Plan, which were added to the reserve of the 2024 Plan; (iii) 480,000 stock options issuable under the 2024 Plan; (iv) 1,173,000 shares of Common Stock issued as Inducement Awards under the 2013 Plan, which were added to the 2024 Plan; and (v) 120,000 shares of Common Stock issuable under the 2024 Plan as Inducement Awards, which was filed with the Commission on August 13, 2024

On April 21, 2025, pursuant to that certain Agreement and Plan of Merger, dated as of March 4, 2025 (the “Merger Agreement”), by and among Chimerix, Jazz Pharmaceuticals Public Limited Company, an Irish public limited company (“Jazz”), and Pinetree Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Jazz (“Purchaser”), Purchaser merged with and into Chimerix, with Chimerix surviving as an indirect wholly owned subsidiary of Jazz.

As a result of the transactions contemplated by the Merger Agreement, Chimerix has terminated all offerings of its securities pursuant to the Registration Statements. Chimerix, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no securities registered by Chimerix pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, California on this 21st day of April, 2025.

Chimerix, Inc.

By:	/s/ Alan Campion
Name: Alan Campion
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.